Exhibit 99.1

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

)
In the Matter of	)	ORDER TERMINATING
	)	SUPERVISORY
COMMUNITY SHORES BANK	)	PROMPT CORRECTIVE ACTION
MUSKEGON, MICHIGAN	)	DIRECTIVE
)
(Insured State Nonmember Bank))		FDIC-11-412PCAS
)

IT IS HEREBY ORDERED that the SUPERVISORY PROMPT CORRECTIVE ACTION DIRECTIVE issued against Community Shores Bank, Muskegon, Michigan, by the Federal Deposit Insurance Corporation pursuant to section 38 of the Federal Deposit Insurance Act, 12 U.S.C. § 1831o on August 17, 2011, be, and hereby is, terminated.

Pursuant to delegated authority.

Dated at Chicago, Illinois, this 6th day of February, 2014.

/s/ M. Anthony Lowe
M. Anthony Lowe
Regional Director
Division of Risk Management
Supervision
Chicago Region
Federal Deposit Insurance
Corporation